21   Subsidiaries of Registrant

     Wholly-owned Subsidiaries of Premier Exhibitions Inc. (2/28/2005)

                                                              Jurisdiction under
                                                              the laws of which
                                                              organized.
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                  RMS Titanic, Inc.                           Florida
                  Seatron Limited                             United Kingdom
                  RMS Titanic (United Kingdom) Ltd            United Kingdom
                  Premier Exhibitions (UK) Ltd                United Kingdom